As filed with the Securities and Exchange Commission on July 5, 2011	Registration No. 333-170002

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Lawson Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-3469219
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

380 Saint Peter Street
St. Paul, Minnesota	55102
(Address of Principal Executive Offices)	(Zip Code)

LAWSON SOFTWARE, INC. 2010 STOCK INCENTIVE PLAN

(Full title of the plan)

Kevin Samuelson

Chief Financial Officer

Lawson Software, Inc.

380 Saint Peter Street

St. Paul, Minnesota 55102

(651) 767-7000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Patrick Huard

Kirkland & Ellis LLP

555 California Street

San Francisco, California 94104

(415) 439-1400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE: DEREGISTRATION OF UNSOLD SECURITIES

The registration statement on Form S-8 (Registration No. 333-170002) (the “Registration Statement”) of Lawson Software, Inc. (the “Company”), pertaining to the registration of 20,000,000 shares of the Company’s common stock, par value $0.01 per share, to which this Post-Effective Amendment No. 1 relates, was filed with the Securities and Exchange Commission on October 18, 2010.

In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to deregister any remaining securities registered but unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnessota, on July 5, 2011. No other person is required to sign this Post-Effective Amendment No. 1 in reliance upon Rule 478 under the Securities Act of 1933.

LAWSON SOFTWARE, INC.

By:	/s/ Stephan Scholl
Name:	Stephan Scholl
Title:	Chief Executive Officer

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